UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

June 4, 2024
Date of Report (date of earliest event reported)

PLAYSTUDIOS, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39652	88-1802794
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

10150 Covington Cross Drive, Las Vegas, Nevada		89144
(Address of Principal Executive Offices)		(Zip Code)
Registrant's telephone number, including area code: (725) 877-7000

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock	MYPS	Nasdaq Stock Market LLC
Redeemable warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50 per share	MYPSW	Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 4, 2024, PLAYSTUDIOS, Inc. (the "Company") held its 2024 Annual Meeting of Stockholders (the "Annual Meeting"). At the Annual Meeting, the Company’s stockholders approved an amendment to the Company’s certificate of incorporation (the “Certificate of Incorporation”). Section 8.01 of the Certificate of Incorporation has been amended to adopt provisions allowing officer exculpation consistent with Delaware law.
The Certificate of Amendment of Certificate of Incorporation was filed with the office of the Secretary of State of the State of Delaware on June 5, 2024 and is effective as of that date. The foregoing description is qualified in its entirety to the text of the Certificate of Amendment of Certificate of Incorporation, which is included as Exhibit 3.1 and incorporated herein by reference.

Item 5.07    Submission of Matters to a Vote of Security Holders.

The Company’s stockholders voted on three proposals at the Annual Meeting, each of which is described in more detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 24, 2024. Present at the Annual Meeting in person or by proxy were holders of 398,612,470 shares of common stock of the Company, representing 87.85% of the voting power of the shares of common stock of the Company as of the close of business on April 10, 2024, the record date for the Annual Meeting, and constituting a quorum for the transaction of business.

Stockholders of the Company voted on the following proposals at the Annual Meeting:

Proposal 1: To elect six directors for a one-year term;

Proposal 2: To ratify the appointment of Deloitte & Touche LLP (“Deloitte”) as our independent registered public accounting firm for the fiscal year ending December 31, 2024; and
Proposal 3: To approve and adopt an amendment to our Certificate of Incorporation to reflect recent changes in Delaware law regarding the exculpation of officers.
The final results for each of these proposals are as follows:

Proposal 1: Election of Directors

All of the nominees for director listed in Proposal 1 in the Company’s Definitive Proxy Statement on Schedule 14A, as filed with the Securities and Exchange Commission on April 24, 2024, were elected by the Company’s stockholders to serve on the Company’s board of directors until the 2025 Annual Meeting of Stockholders or until his or her successor is elected and qualified, by the following vote:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Andrew Pascal	360,782,619	9,922,534	27,907,317
James Murren	370,277,377	427,775	27,907,318
Jason Krikorian	354,165,138	16,540,014	27,907,318
Joe Horowitz	360,372,049	10,333,103	27,907,318
Judy K. Mencher	369,775,101	470,422	28,366,947
Steven J. Zanella	368,687,008	2,018,144	27,907,318

Based on the votes set forth above, each director nominee was duly elected to serve until the 2025 annual meeting of stockholders and until such director’s successor is duly elected and qualified.

Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm

The proposal to ratify the Audit Committee’s appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024 was approved by the Company’s stockholders by the following vote:

Votes For	Votes Against	Abstentions	Broker Non-Votes
397,161,689	1,258,793	191,988	—

Based on the votes set forth above, shareholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024.

Proposal 3: Approval and adoption of an amendment to the Certificate of Incorporation of PLAYSTUDIOS, INC. to reflect recent changes in Delaware law regarding the exculpation of officers

The proposal to adopt an amendment to the Certificate of Incorporation of PLAYSTUDIOS, INC. to reflect recent changes in Delaware law regarding the exculpation of officers.

Votes For	Votes Against	Abstentions	Broker Non-Votes
353,850,968	16,832,716	21,469	27,907,317

Based on the votes set forth above, shareholders approved the amendment to the Certificate of Incorporation to to reflect recent changes in Delaware law regarding the exculpation of officers.

Item 9.01    Financial Statements and Exhibits.

(a)None
(b)None
(c)None
(d)Exhibits

Exhibit Number	Description
3.1	Certificate of Amendment of Certificate of Incorporation of PLAYSTUDIOS, Inc. dated June 5, 2024.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: June 5, 2024

PLAYSTUDIOS, Inc.

By:	/s/ Scott Peterson
	Name:	Scott Peterson
	Title:	Chief Financial Officer